EXHIBIT 15.1

Auditor’s Consent

Statement by Experts

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated April 30, 2010, except for Note 14, which is June 2, 2011, in the Form 20-F/A: Annual Report dated April 25, 2011, Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934, of Global Green Matrix Corp. formerly known as Poly-Pacific International Inc. for the registration of 5,844,722 shares of its common stock.

/s/ K.R. Margetson Ltd.
Vancouver, BC	Signed
June 2, 2011	Chartered Accountant